                                                                       EXHIBIT 5

                          [BAKER & DANIELS LETTERHEAD]


January 26, 1999

Tower Financial Corporation
116 East Berry Street
Fort Wayne, Indiana 46802

Ladies and Gentlemen:

              We have examined the corporate records and proceedings of Tower Financial Corporation, an Indiana corporation (the "Company"), with respect to:
(a) the organization of the Company and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the authorized but unissued shares (including the shares to cover an over-allotment option) of Common Stock, without par value, of the Company ("Common Stock") to be offered for sale by the Company under its Registration Statement on Form SB-2 (File No. 333-67235) and its Registration Statement on Form SB-2 filed on January 26, 1999 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (collectively, the "Registration Statement"), in connection with which this opinion is given.

              Based on such examination, we are of the opinion that:

              1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

              2. The Company is authorized to have outstanding 6,000,000 shares of Common Stock.

              3. The shares of Common Stock being offered pursuant to the Registration Statement are validly authorized and, when the Registration Statement shall have become effective and the authorized but unissued shares of Common Stock being offered by the Company pursuant thereto have been sold upon the terms and conditions described in the Registration Statement and set forth in the Underwriting Agreement filed as an exhibit to the Registration Statement, all of such shares will be legally issued, fully paid and nonassessable.


              We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Yours very truly,



                                         /s/ BAKER & DANIELS